                                                                  EXHIBIT 10.12

                      AMENDED AND RESTATED PROMISSORY NOTE


Amount:  $407,689.77
                                                         Baton Rouge, Louisiana
                                                                   March 1,1996

         For value received, I, WE OR EITHER OF US, the makers, endorsers, guarantors, sureties, and all other parties hereto (singularly referred to as an "Obligor" and collectively as the "Obligors"), each of us, in solido, promise to pay to the order of LOUISIANA ECONOMIC DEVELOPMENT CORPORATION (referred to, together with all future holders hereof, as "Holder") at 101 France Street, Baton Rouge, Louisiana 70802, the full sum of FOUR HUNDRED SEVEN THOUSAND SIX HUNDRED EIGHTY-NINE AND 77/100 DOLLARS ($407,689.77), together with interest at the rate of Seven and 38/100 percent (7.38%) per annum from date until paid, and, in the event that this Amended and Restated Promissory Note (this "Note") or any installment thereof, or any portion of any installment thereof, or the interest thereon, is not paid when due and according to its tenor, and is placed in the hands of an attorney at law for collection, or is sued, twenty percent (20%) additional on the amount of principal and interest due as attorneys' fees.

         1. Payments. This Note shall be payable in sixty (60) consecutive monthly installments of principal and interest as follows: (a) the initial fifty-nine (59) installments in the amount of THREE THOUSAND SEVEN HUNDRED FIFTY- ONE AND 58/100 DOLLARS ($3,751.58) each shall be due and payable on the 1st day of March, 1996, and on the 1st day of each and every month thereafter; and (b) one final installment shall be due and payable on March 1, 2001 in the amount of the unpaid balance of principal and accrued interest under this Note. Payments, as received, shall be imputed first to payment of interest and thereafter to principal until payment of the entire obligation. Default in the payment of any single installment shall, at the option of Holder, without notice of default, mature the entire obligation. Obligors reserve the right to pre-pay all or any part of this Note without penalty.
Each Obligor hereby severally waives presentment for payment, demand, protest, notice of protest for nonpayment and all pleas of division and discussion and agree that payment hereof may be extended without notice thereof.

         2. Secured Status of Holder. This Note is secured by, and the Holder shall also be entitled to the benefits of, (a) that certain Pledge Agreement dated of even date herewith (the "Pledge Agreement") executed by Aviation Group, Inc., a Texas corporation (the "Company"), pursuant to which the Company has pledged certain shares of the common stock of Pride Aviation, Inc., an Oklahoma corporation ("Pride"); (b) Security Agreement from Pride in favor of Holder granting a security interest in all accounts, inventory and equipment of Pride; and (c) personal guaranty of Frank B. Rice. In the event of a default hereunder, Holder may, at its option, in addition to any other rights and remedies, exercise any of its rights and remedies under such security documents.

         3. Exchange Rights. The indebtedness evidenced by this Note is exchangeable for shares of Common Stock, par value $.01, of the Company pursuant to the terms of that certain

Exchange Agreement (the "Exchange Agreement") of even date herewith by and between Holder and the Company. Any transfer of this Note shall also constitute a transfer of Holder's rights under the Exchange Agreement.

         4.      Miscellaneous.

                 a. Prior to receiving notice of any transfer of this Note, the Company may treat the then current Holder, as reflected on the records of the Company, as the person exclusively entitled to receive notices and otherwise to exercise rights under the Exchange Agreement.

                 b. It is agreed that at the maturity of any installment, or any day thereafter, this Note may be charged to the account of any one or more or all of the parties herewith with any bank where it is placed for collection, or if the amount to the credit of any or all of their accounts is not sufficient to pay this Note in full, whatever amount stands to the credit of any or all Obligors on the books of any such bank may be applied to its payment, but a failure to so apply such funds shall in no way affect this Note or release any of the Obligors, nor shall any bank ever be held liable to Holder or any Obligor on account of its failure or refusal to apply any of said funds.

         5. Replacement of Existing Note. This Note amends, restates and replaces in its entirety the Negotiable Instrument/Promissory Note dated March 15, 1995 (the "Prior Note") made by Pride Aviation, Inc. payable to the order of Holder in the original principal amount of $584,335.77. This Note does not constitute a novation of the original obligation evidenced by the Prior Note.

WITNESSES:                         PRIDE AVIATION, INC., an Oklahoma corporation



/s/ DARYL B. ROBERTSON             By: /s/ PAUL LUBOMIRSKI
--------------------------             -----------------------------------------
                                   Name: Paul Lubomirski
                                         ---------------------------------------
/s/ [ILLEGIBLE]                    Title: President/General Manager
--------------------------               ---------------------------------------




                                     -2-